EXHIBIT 99.3


                            GLIMCHER REALTY TRUST

                             REQUEST FOR WAIVER

              DISTRIBUTION REINVESTMENT AND SHARE PURCHASE PLAN


I/we hereby request that Glimcher Realty Trust (the "Company") grant a waiver of the limitations relating to the optional cash payment set forth below that is proposed to be made under the Distribution Reinvestment and Share Purchase Plan of the Company, as amended (the "Plan"). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Prospectus dated December 24, 1997 relating to the Plan.

A Request for Waiver must be received by the Company no later than the applicable Investment Date. Participants interested in obtaining further information about any proposed Request for Waiver should contact William Cornely, Senior Vice President and Chief Financial Officer of the Company, at (614) 621-9000.


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Proposed Optional Cash Payment

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Proposed Method of Payment

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Name

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Social Security Number or Tax Identification Number

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Street Address

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City                State               Zip

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Fax Number



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Date

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Signature